UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2021

BURGERFI INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

001-38417	Delaware	82-2418815
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

105 US Highway 1 North Palm Beach, Florida	33408
(Address of Principal Executive Offices)	(Zip Code)

(561) 844-5528

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of exchange on which registered
Common stock, par value $0.0001 per share	BFI	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	BFIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This current report on Form 8-K (this “Form 8-K”), including the documents incorporated herein by reference, contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, with respect to our disclosure concerning our operations, cash flows and financial position and all other statements that do not relate to historical facts.

Forward-looking statements appear in a number of places in this Form 8-K. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of the Company and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors discussed and identified in public filings made with the Securities and Exchange Commission (the “SEC”) by the Company and the following:

•

expectations regarding the Company’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and the Company’s ability to invest in growth initiatives and pursue acquisition opportunities;

•

the risk that the consummation of the transactions contemplated by the Purchase Agreement, pursuant to which the Target became a wholly-owned subsidiary of the Company, disrupts the plans and operations of the Company;

•	the ability to recognize the anticipated benefits of the Stock Acquisition;

•	unexpected costs related to the Stock Acquisition;

•	the management and board composition of the Company following the Stock Acquisition;

•	limited liquidity and trading of the Company’s securities;

•	geopolitical risk and changes in applicable laws or regulations;

•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors;

•	operational risk;

•

risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on our business operations, as well as our financial condition and results of operations; and

•	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on the Company’s resources.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of the Company prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

The information contained in this Form 8-K and the documents incorporated herein by reference is current only as of the date of that information. All forward-looking statements included in such documents are based upon information available at the time such statements are made, and we assume no obligation to update any forward-looking statements.

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on October 8, 2021, BurgerFi International, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Original Purchase Agreement”) pursuant to which the Company agreed to acquire (the “Stock Acquisition”) 100% of the outstanding shares (the “Shares”) of common stock, par value $0.001 per share, of Hot Air, Inc., a Delaware corporation (the “Target” or “Hot Air”), a wholly-owned subsidiary of Cardboard Box, LLC, a Delaware limited liability company (the “Seller”). The Target, through its subsidiaries (the Target and its subsidiaries, the “ACFP Companies”), owns the business (the “ACFP Business”) of operating upscale casual dining restaurants in the specialty pizza and wings segment under the name “Anthony’s Coal Fired Pizza & Wings” (“ACFP”). On November 3, 2021, the Company, the Target and the Seller entered into an Amended and Restated Stock Purchase Agreement (the “Purchase Agreement”) in order to amend and restate the Original Purchase Agreement with respect to certain provisions, including the treatment of the in-the-money options (the “Hot Air Options”) previously issued to employees and directors of the Target under the Hot Air, Inc. Amended and Restated 2016 Stock Option Plan (the “Target Plan”).

On November 3, 2021, the Company, the Target and the Seller entered into an Amended and Restated Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which the treatment of the in-the-money options (the “Hot Air Options”) previously issued to employees and directors of the Target under the Target Plan was revised such that each Hot Air Option shall, immediately following the Closing, be converted into shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) and the Company shall issue to each holder of Hot Air Options, who will become either an employee or a consultant of the Company or its subsidiaries upon the Closing, such number of shares (each, an “Option Consideration Share”) of Common Stock equal to the quotient obtained by dividing (i) the product of (A) the aggregate number of shares of common stock of the Target issuable upon exercise of such Hot Air Option by (B) the excess of the Company Per Share Value less (2) the exercise price per share applicable to such Hot Air Option by (ii) the price per share of Common Stock ending on the trading date immediately prior to the Closing. Terms used herein as defined terms and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

On November 3, 2021, the Company completed the Stock Acquisition. In consideration for the Shares, the Company paid to the Seller $87,055,480, subject to adjustments based on net debt levels and Leakage (such adjusted amount, the “BFI Consideration Share Amount”), payable through the issuance to the Seller of: (i) 2,952,900 newly-issued shares (the “BFI Consideration Common Shares”) of Common Stock (valued at $10.25 per share) representing an amount equal to the BFI Consideration Share Amount, minus $53,000,000, up to the BFI Common Exchange Cap; and (ii) 2,120,000 newly-issued shares of non-convertible, redeemable Series A junior preferred stock, par value $0.0001 per share, of the Company (the “Series A Junior Preferred Stock”) (with the number of shares of Series A Junior Preferred Stock issued calculated using a price per share of $25.00) representing an aggregate value equal to $53,000,000.

An amount of BFI Consideration Common Shares equal to 1,170,732 (the “Indemnification Escrow Shares”) has been deposited into escrow with Continental Stock Transfer & Trust Company, the Company’s transfer agent (the “Escrow Agent”) for the purpose of securing the indemnification obligations of the Seller set forth in the Purchase Agreement and an amount of BFI Consideration Common Shares equal to 390,244 (the “Purchase Price Adjustment Escrow Shares,” and together with the Indemnification Escrow Shares, the “Escrow Shares”) has been deposited into escrow with the Escrow Agent for the purpose of securing obligations of the Seller with respect to any purchase price adjustments due to the net debt levels or Leakage as set forth in the Purchase Agreement.

In addition, the Company assumed (the “Assumption of Debt”) $75,608,999 of the Target’s debt, subject to certain post-Closing adjustments. Further, the Company assumed the Target Plan and, on November 3, 2021, entered into an amendment to the non-qualified stock option agreement pursuant to the Target Plan (the “Option Agreement Amendment”) with each recipient of Option Consideration Shares, pursuant to which the Hot Air Options were converted into an aggregate of 409,524 Option Consideration Shares. The form of Option Agreement Amendment was filed as Exhibit 4.6 and the form of non-qualified stock option agreement pursuant to the Target Plan which the Option Agreement Amendments amend was filed as Exhibit 4.5 to the Company’s registration statement on Form S-8 filed with the SEC on November 3, 2021 and each is incorporated herein by reference as Exhibit 10.1 and Exhibit 10.2, respectively. The foregoing description of the Option Agreement Amendments does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the form of Option Agreement Amendment.

In addition, the foregoing description of the Purchase Agreement and the Stock Acquisition does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Purchase Agreement, filed with this Form 8-K as Exhibit 2.1 to the Company’s Current Report on Form 8-K. The Purchase Agreement has been filed with the Commission to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, the Target or their respective businesses. The Purchase Agreement contains representations and warranties that are the product of negotiations among the parties thereto and made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered by the parties in connection with the Purchase Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which information may or may not be fully reflected in the Company’s public disclosures.

Share Escrow Agreement

In connection with the Stock Acquisition, on November 3, 2021, the Company, the Seller and the Escrow Agent entered into a share escrow agreement (the “Escrow Agreement”) for the escrow of the Escrow Shares. The Indemnification Escrow Shares shall remain in escrow to satisfy indemnification claims against the Seller under the Purchase Agreement for a period of twelve (12) months after the Closing Date and the Purchase Price Adjustment

Escrow Shares will remain in escrow until determination of the Net Indebtedness Adjustment in accordance with the terms of the Purchase Agreement. During the term of the Escrow Agreement, Seller shall be treated as the holder of the Escrow Shares for voting purposes and shall retain all of its rights as a stockholder of the Company. Any dividends paid with respect to the Escrow Shares shall be deemed part of the Escrow Shares and be delivered to the Escrow Agent to be held in a bank account and be deposited in a non-interest bearing account to be maintained by the Escrow Agent in the name of the Escrow Agent for the benefit of Seller. The form of the Escrow Agreement is attached as Exhibit C to the Purchase Agreement.

The Escrow Agreement is filed with this Form 8-K as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of the Escrow Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Escrow Agreement, filed with this Form 8-K as Exhibit 10.3.

Registration Rights and Lock-Up Agreement

Also in connection with the Stock Acquisition, on November 3, 2021, the Seller and the Company entered into a registration rights and lock-up agreement (the “RRA”) covering the BFI Consideration Common Shares held by the Seller and/or its permitted assignees (collectively, the “Holders”) as well as any securities of the Company issued as a dividend or other distribution with respect to, in exchange for or in replacement of each of the BFI Consideration Common Shares (collectively, the “Registrable Securities”). Pursuant to the RRA, the Company is obligated to file a registration statement with the SEC within seventy-five (75) days after the Closing Date to register the Registrable Securities for resale on Form S-1 or, if the Company is then eligible to register on Form S-3, on Form S-3, which must be effective within 90 calendar days following the filing date, or, in the event the registration statement receives a “full review” by the SEC, the 120th calendar date following the filing date. In the event the SEC requires a cutback in the number of Registrable Securities being registered, the Registrable Securities will be cut back on a pro rata basis. If the Company is eligible to file on Form S-3, Holders may at any time request that the Company register for resale any or all such the Registrable Securities on Form S-3; provided that such Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities at an aggregate price to the public of at least $1,000,000; provided, further, that the Company shall not be obligated to effect such request through an underwritten offering. In addition, the Seller is entitled to make up to three (3) demands that the Company register the Registrable Securities, and all Holders have “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the Stock Acquisition. Further, the Holders are entitled to, on up to four (4) occasions after a shelf registration statement becomes effective, specify to the Company that the sale of some or all of the Registrable Securities subject to such shelf registration is intended to be conducted through an underwritten offering or block trade or similar registered offering through a broker, sales agent or distribution agent, so long as the anticipated gross proceeds of such offering is not less than $15,000,000 (unless the Holders are proposing to sell all of their remaining Registrable Securities). At any time that any shelf registration statement is effective, if a Holder delivers notice to the Company that it intends to effect a sale or distribution of all or part of its Registrable Securities included by it on any shelf registration statement (a “Shelf Offering”), the Company shall amend or supplement the shelf registration statement as necessary to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering. Notwithstanding anything to the contrary in the foregoing, the Company may postpone for up to ninety (90) days the filing or effectiveness of a registration statement for a demand registration or the filing of a shelf registration statement for the purpose of effecting an offering pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor rule thereto (a “Shelf Takedown”), if the Board makes certain determinations in its reasonable good faith judgment with respect to such demand registration or Shelf Takedown.

The RRA also provides that the BFI Consideration Common Shares, except with respect to transfers to permitted assignees, shall be subject to a lock-up until twelve (12) months after the Closing, subject to (i) earlier expiration as follows: (A) 30% of the BFI Consideration Common Shares may be transferred, if after the Closing, the last reported closing price of the Common Stock for any twenty (20) trading days within any consecutive thirty (30) trading day period equals or exceeds $23.00 per share, (B) 30% of the BFI Consideration Common Shares may be transferred, if after the Closing, the last reported closing price of the Common Stock for any twenty (20) trading days within any consecutive thirty (30) trading day period equals or exceeds $25.00 per share, and (C) 40% of the BFI Consideration Common Shares may be transferred, if after the Closing, the last reported closing price of the Common Stock for any twenty (20) trading days within any consecutive thirty (30) trading day period equals or exceeds $28.00 per share; and (ii) all applicable holding periods and requirements under the Securities Act and the rules and regulations thereunder. In addition, the BFI Consideration Common Shares shall be subject to a lock-up for 180 days after the Closing. The form of the RRA is attached as Exhibit D to the Purchase Agreement.

The RRA is filed with this Form 8-K as Exhibit 10.4 and is incorporated herein by reference. The foregoing description of the RRA does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the RRA, filed with this Form 8-K as Exhibit 10.4.

Restrictive Covenants Agreement

Also in connection with the Stock Acquisition, on November 3, 2021, Catterton Partners VII, L.P., Catterton Partners VII Offshore, L.P. and Catterton Partners VII Special Purposes, L.P. (collectively, the “Restricted Parties”), on the one hand, and the Company, on the other hand, entered into a restrictive covenants agreement (the “RCA”). The RCA subjects the Restricted Parties to confidentiality obligations for so long as the Restricted Parties collectively hold, directly or indirectly, not less than fifty percent (50%) of the BFI Consideration Common Shares, and a prohibition on solicitation of certain employees until the second (2nd) anniversary of the Closing Date. The form of the RCA is attached as Exhibit E to the Purchase Agreement.

The RCA is filed with this Form 8-K as Exhibit 10.5 and is incorporated herein by reference. The foregoing description of the RCA does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the RCA, filed with this Form 8-K as Exhibit 10.5.

Voting Agreement

Also in connection with the Stock Acquisition, on November 3, 2021, the Company, the Seller, Ophir Sternberg and Lionheart Equities, LLC entered into a voting agreement (the “Voting Agreement”) pursuant to which the Seller, Mr. Sternberg and Lionheart Equities, LLC agree to vote (or consent pursuant to an action by written consent of the Company’s stockholders) all securities of the Company that such stockholder owns from time to time and may vote in the election of the Company’s directors in favor of the Company’s post-Closing Board of Directors (the “Board”) until the first to occur of the following: (i) the date that is one (1) year after the Closing Date and (ii) immediately prior to a transaction pursuant to which a person or group other than current stockholders of the Company or the stockholders party to the Voting Agreement, or their respective affiliates, will control greater than fifty percent (50%) of the Company’s voting power with respect to the election of directors of the Company. The Voting Agreement also provides that, if during the term of the Voting Agreement, any stockholder who is a party thereto fails to timely submit a proxy card voting in favor of the election of all of the members of the post-Closing Board who are standing for election, the stockholder appoints the Executive Chairman of the Board of Directors as its true and lawful attorney and proxy with full power of substitution for and its name to act on behalf of the stockholder, for the limited purpose of voting in favor of the election of all of the members of the post-Closing Board; provided, however that such stockholder may attend and vote at the meeting of the Company’s stockholders following exercise of such limited proxy by the Executive Chairman of the Board; provided, further that in the event of such voting by such stockholder at the meeting that is not in favor of the election of all of the members of the post-Closing Board who are standing for election, the Executive Chairman of the Board may again exercise such limited proxy and such stockholder may not vote in such election again. The form of the Voting Agreement is attached as Exhibit F to the Purchase Agreement.

The Voting Agreement is filed with this Form 8-K as Exhibit 10.6 and is incorporated herein by reference. The foregoing description of the Voting Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Voting Agreement, filed with this Form 8-K as Exhibit 10.6.

Credit Agreement

Also in connection with the Stock Acquisition, on November 3, 2021, the Company, along with all its subsidiaries, joined that certain Credit Agreement dated as of December 15, 2015 (as amended from time to time, the “Credit Agreement”) by and among Plastic Tripod, Inc., a Delaware corporation (“Plastic Tripod”, and together with the Company, the “Borrowers”), the subsidiary guarantors party thereto (collectively, the “Guarantors”), Regions Bank, as administrative agent for the lenders, collateral agent for the lenders, a lender, swingline lender and issuing bank,

Cadence Bank, as a lender, Webster Bank, National Association, as a lender, Synovus Bank, as a lender, CP7 Warming Bag, LP, as a lender and the other lenders party from time to time thereto (collectively, the “Lenders”) by entry into that certain Tenth Amendment to Credit Agreement and Joinder, dated November 3, by and among the Company, the Company’s subsidiaries, Plastic Tripod, Inc., the subsidiary guarantors party thereto, Regions Bank, as administrative agent for the lenders, collateral agent for the lenders, a lender, swingline lender and issuance bank, Cadence Bank, as a lender, Webster Bank, National Association, as a lender, Synovus Bank, as a lender, CP7 Warming Back, LP as a lender and the other lenders party from time to time thereto.

The Credit Agreement provides for a revolving line of credit in the amount of $4,000,000 (which includes a $1,500,000 letter of credit sublimit and a $2,500,000 swingline sublimit that reduce availability of the revolving loans) (the “Revolving Loans”). In addition, $58,574,929.48 in term loans (the “Term Loan’) and $10,000,000 under a delayed draw term loan (the “Delayed Draw Term Loan”) were outstanding under the Credit Agreement as of November 3, 2021 (together with the Revolving Loans, the “Loans”).

The interest rates per annum applicable to the Loans (other than the Delayed Draw Term Loan) are set at a fixed rate (i) from November 3, 2021 through June 15, 2023, 4.75% per annum and (ii) from and after June 16, 2023, 6.75% per annum, subject to the implementation of the default rate (i.e., 2.00% per annum above the fixed rate) in accordance with the Credit Agreement. The Delayed Draw Term Loan does not bear interest on the unpaid principal amount thereof. Interest is payable (x)(i) generally on the last day of each interest period selected for LIBOR loans, but in any event, not less frequently than every three months, and (ii) on the last business day of each quarter for base rate loans and (y) at final maturity. The principal amount of the Term Loan must be repaid quarterly in an amount of $813,000, commencing on December 31, 2021 and continuing at the end of each calendar quarter occurring prior to June 15, 2024 (the “Maturity Date”), with a final payment of any remaining outstanding principal amount and accrued interest on the Term Loan due and payable on the Maturity Date. The entire remaining outstanding principal amount on the Delayed Draw Term Loan is due and payable on the Maturity Date. The Borrowers are also required to pay a fee on the unused portion of the revolving credit facility equal to 0.375% per annum.

The Loans (other than the Delayed Draw Term Loan) may be voluntarily prepaid at any time without premium or penalty. Revolving loans may be borrowed, repaid and reborrowed from time to time in accordance with the terms and conditions of the Credit Agreement. The Borrowers are required to repay the Loans upon receipt of net proceeds upon the disposition of certain property and upon incurrence of indebtedness not permitted by the Credit Agreement. In addition, the Borrowers are required to make mandatory prepayments annually of an amount equal to 50% of the consolidated excess cash flow.

The obligations are secured by substantially all of the assets of the Borrowers and the Guarantors. The Credit Agreement contains customary covenants that limit the Borrowers’ and the Guarantors’ ability to, among other things, grant liens, incur additional indebtedness, make acquisitions or investments, dispose of certain assets, make dividends and distributions, enter into burdensome agreements, use the proceeds of the Loans in contravention to the Credit Agreement, change the nature of their businesses, make fundamental changes, make prepayments on subordinated debt, change their fiscal year, change their organizational documents and make payments of management fees, in each case subject to certain thresholds and exceptions.

The Credit Agreement also contains financial covenants which require the Borrowers and the Guarantors to:

(a) maintain a quarterly consolidated senior lease-adjusted leverage greater than (i) 6.50 to 1.00 as of the end of the fiscal quarter ending on or about March 31, 2022, (ii) 6.25 to 1.00 as of the end of the fiscal quarter ending on or about June 30, 2022, (iii) 6.00 to 1.00 as of the end of the fiscal quarter ending on or about September 30, 2022, (iv) 5.75 to 1.00 as of the end of the fiscal quarter ending on or about December 31, 2022, (v) 5.50 to 1.00 as of the end of the fiscal quarter ending on or about March 31, 2023, (vi) 5.25 to 1.00 as of the end of the fiscal quarter ending on or about June 30, 2023, and (vii) 5.00 to 1.00 as of the end of the fiscal quarter ending on or about September 30, 2023 and the end of each fiscal quarter thereafter;

(b) maintain a quarterly minimum fixed charge coverage ratio of 1.30:1.00 commencing with the fiscal quarter ending on or about March 31, 2022;

(c) maintain liquidity, as of the last business day of each calendar month occurring after November 3, 2021 and maintained in deposit accounts held at one or more of the Lenders, of at least $12,500,000; and

The consolidated senior lease-adjusted leverage ratio, fixed charge coverage ratio and liquidity are computed in accordance with the Credit Agreement.

The Credit Agreement is filed with this Form 8-K as Exhibit 10.7 and is incorporated herein by reference. The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Credit Agreement, filed with this Form 8-K as Exhibit 10.7.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

On November 3, 2021, the Company filed a certificate of designation (the “CoD”) with the Delaware Secretary of State that had the effect of designating 2,620,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), as Series A Preferred Stock with the powers, designations, preferences and other rights set forth therein. The CoD became effective on November 3, 2021.

Dividend Rights

From and after the earlier of (a) June 15, 2024, and (b) the date on which the indebtedness (the “Regions Credit Facility”) of the Company and certain of its direct and indirect subsidiaries pursuant to that certain Credit Agreement, dated as of December 15, 2015, as amended, between Plastic Tripod, Inc. and certain of its subsidiaries, the Target, the lenders party thereto and Regions Bank, as administrative agent and collateral agent, as such credit agreement and related agreements was amended as of the Closing or is refinanced or repaid in full, cumulative payment-in-kind (“PIK”) (including fractional shares of Series A Junior Preferred Stock paid as dividends) dividends (“Preferred Dividends”) shall accrue on the Series A Junior Preferred Stock, whether or not declared by the Board and whether or not there are funds legally available for the payment of dividends, on a daily basis at the Applicable Dividend Rate (as defined below) on the Series A Adjusted Price (as defined in the CoD). Preferred Dividends will be payable in arrears as applicable: (1) upon a liquidation, dissolution, winding up or Deemed Liquidation Event (as defined in the CoD) of the Company, on or prior to the time the holders of Series A Junior Preferred Stock receive an amount per each share of Series A Junior Preferred Stock equal to the Series A Redemption Price (as defined below), (2) upon a redemption (except a redemption upon the occurrence of a Deemed Liquidation Event), on or prior to the Redemption Date (as defined below), or (3) before an Arrearage Event (as defined below). In addition, holders of the Series A Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of any funds legally available therefor, participating dividends (“Participating Dividends”) with respect to dividends declared on Common Stock on an equivalent per share of Series A Junior Preferred Stock basis based on an equivalent number of shares and fractional shares of Common Stock equal to dividing the Series A Adjusted Price by a per share amount equal to the arithmetic average of the VWAP (as defined in the CoD) for each of the 30 consecutive trading days immediately preceding the applicable record date (the “Common Stock Price”) on the applicable record date for such dividends or distributions. For the avoidance of doubt, the calculation of Preferred Dividends shall not result in an increase in the compounding rate of the Applicable Dividend Rate of more than once quarterly, as contemplated in the definition of Applicable Dividend Rate. “Applicable Dividend Rate” shall mean (a) 7.00% per annum, compounded quarterly, with such rate increasing by an additional 0.35% per quarter commencing with the three month period ending September 30, 2024 and (b) in the event that the Regions Credit Facility is refinanced or repaid in full prior to June 15, 2024 and the Series A Junior Preferred Stock is not redeemed in full on such date, from and after such date, the Applicable Dividend Rate shall be 5.00% per annum, compounded quarterly, until June 15, 2024, at which time the Applicable Dividend Rate shall be determined as set forth in clause (a) of the CoD.

In the event the Company shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the foregoing provision does not apply to such dividend or distribution, then the holders of Series A Junior Preferred Stock shall receive an amount equal to the aggregate amount of any such dividends or other distributions on an equivalent per share of Series A Junior Preferred Stock basis, simultaneously with the distribution to the holders of Common Stock, based on the number of equivalent shares and fractional shares of Common Stock equal to dividing the Series A Adjusted Price by the Common Stock Price on the applicable record date for such dividends or distributions.

Arrearage

If the Company fails to comply with its obligations under the CoD with respect to Preferred Dividends or fails to pay or distribute any unpaid Participating Distribution (any of the foregoing events, an “Arrearage Event”), no dividends shall be declared or paid or set apart for payment, or other distribution declared or made, upon the Common Stock and any other classes or series of capital stock, and any rights or options to acquire capital stock, ranking junior to the Series A Junior Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation or upon a Deemed Liquidation Event, or in respect of the payment of dividends or rights of redemption (“Junior Stock”), nor shall any Junior Stock be redeemed, purchased or otherwise acquired for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption or other purchase of any such Junior Stock), directly or indirectly, by the Company or any of its subsidiaries until (i) all such dividends have been paid in full or (ii) all such dividends have been or contemporaneously are declared and a sum sufficient for the payment thereof has been or is set aside for the benefit of the holders of the Series A Junior Preferred Stock.

Liquidation

The Series A Junior Preferred Stock ranks senior to the Common Stock in a distribution of assets in any dissolution or liquidation of the Company. In the event of any voluntary or involuntary liquidation, dissolution or winding up or Deemed Liquidation Event of the Company, the holders of Series A Junior Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of Junior Stock, an amount per each share of Series A Junior Preferred Stock equal to the Series A Redemption Price; provided, however, that if there are not sufficient assets available to redeem all outstanding shares of Series A Junior Preferred Stock, then the holders of shares of the Series A Junior Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them, and the Company shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders.

Redemption

The shares of Series A Junior Preferred Stock (in whole or in part) shall be redeemable from any holder at the Company’s option at any time for cash in an amount (the “Series A Redemption Price”) per share equal to the Series A Adjusted Price, plus, without duplication, any dividends unpaid thereon, plus, without duplication, an amount equal to accrued and unpaid dividends and distributions thereon for each share of Series A Junior Preferred Stock held by such holders. The Company shall send written notice of such redemption to each holder of record of Series A Junior Preferred Stock not less than thirty (30) days prior to the date of redemption (the “Redemption Date”).

In addition, in the event the Company consummates (i) one or more equity financings for the benefit of the Company or its subsidiaries in which shares of Common Stock, Preferred Stock or securities, directly or indirectly, convertible into or exchangeable or exercisable for shares of Common Stock or Preferred Stock are issued, or (ii) other than with respect to the Regions Credit Facility, one or more debt financings, which raise, in the aggregate and taken together with any prior or concurrent equity and/or debt financings, gross proceeds to the Company of $50,000,000 or more (each, a “Qualified Financing”), the Company shall (a) send a redemption notice to the holders of the Series A Junior Preferred Stock on the date a Qualified Financing is consummated and set a Redemption Date of thirty (30) days (or if such 30th day is not a business day, the first business day thereafter) following the date a Qualified Financing is consummated and (b) use fifty percent (50%) of the proceeds from any such Qualified Financing for general and other corporate purposes and the remaining fifty percent (50%) of any such proceeds to promptly redeem all or a portion, as applicable, of the Series A Junior Preferred Stock in exchange for the Series A Redemption Price. Notwithstanding the foregoing, if any redemption triggered by a Qualified Financing would otherwise occur before the earlier of (x) the date that is 91 days after June 15, 2024, and (y) the date on which the Regions Credit Facility is repaid in full, and the Regions Credit Facility prohibits or limits such redemption, the Company shall only be obligated to redeem the Series A Junior Preferred Stock as and to the extent permitted under the Regions Credit Facility and, promptly after such prohibition or limitation lapses, the Company shall redeem such shares of Series A Junior Preferred Stock in accordance with the foregoing provisions as if such redemption had not been prohibited or limited by the Regions Credit Facility.

Further, upon the occurrence of a Deemed Liquidation Event, if the Company does not effect a dissolution of the Company within ninety (90) days after such Deemed Liquidation Event, then the Company shall send a written notice to each holder of Series A Junior Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right to require the redemption of such shares of Series A Junior Preferred Stock, and if the holders of at least a majority of the then outstanding shares of Series A Junior Preferred Stock so request in a written instrument delivered to the Company not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Company shall, on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, redeem all outstanding shares of Series A Junior Preferred Stock at a price per share equal to the Series A Redemption Price.

Notwithstanding the foregoing, upon the sixth (6th) anniversary of the Closing, the Company shall redeem all of the Series A Junior Preferred Stock in exchange for the Series A Redemption Price. The Company shall send written notice of such redemption to each holder of record of Series A Junior Preferred Stock not less than thirty (30) days prior to the Redemption Date.

In the event the Company fails to timely redeem any shares of Series A Junior Preferred Stock as required upon a Qualified Financing or in accordance with the preceding paragraph by a date that would be on or after the Regions Maturity Date, the Applicable Dividend Rate shall automatically increase to the lesser of (x) 10% (with such rate increasing by an additional 0.35% per quarter from and after the date any shares of Series A Junior Preferred Stock were required to be redeemed) or (y) the maximum rate that may be applied under applicable law, unless waived in writing by the holders of a majority of the outstanding shares of Series A Junior Preferred Stock.

Voting Rights

The shares of Series A Junior Preferred Stock shall not have voting rights, other than any vote required by law or the Amended and Restated Certificate of Incorporation of the Company (including the CoD). The written consent of the holders of at least a majority of the then outstanding shares of Series A Junior Preferred Stock, consenting or voting separately as a class, shall be required for certain major decisions of the Company such as (i) an amendment of the CoD, Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, in a manner that adversely affects the holders of the Series A Junior Preferred Stock (other than an amendment contemplated in the CoD), (ii) to create, or authorize the creation of, increase the authorized shares of, or issue shares of, any additional class or series of capital stock that ranks senior or equal to the Series A Junior Preferred Stock, (iii) to reclassify, alter or amend any existing security of the Corporation that is junior to the Series A Junior Preferred Stock, if such reclassification, alteration or amendment would render such other security senior to or equal with the Series A Junior Preferred Stock, (iv) a redemption of any shares of capital stock of the Company other than redemption of the Series A Junior Preferred Stock pursuant to the CoD and certain other exceptions and (v) the issuance of shares of Series A Junior Preferred Stock to persons other than the original holders and their affiliates and any transferees thereof.

Transferability

The Series A Junior Preferred Stock shall be freely transferable by the holders thereof without any consent required of the Company subject to compliance with applicable federal and state securities laws.

Conversion

The holders of shares of Series A Junior Preferred Stock shall not have any conversion rights.

Amendment

At such time as any shares of Series A Junior Preferred Stock are outstanding, any proposed waiver of or amendment to the Amended and Restated Certificate of Incorporation of the Company (including the CoD) that would adversely alter, change or repeal any of the preferences, powers or special rights given to the Series A Junior Preferred Stock, shall require the approval by the Company and the affirmative vote of a majority of the outstanding shares of the Series A Junior Preferred Stock, in addition to such other vote as may be required by the Delaware General Corporation Law.

Other

Holders of Series A Junior Preferred Stock shall have no preemptive or other subscription rights.

The CoD was filed as Exhibit 4.2 to the Company’s registration statement on Form S-8 filed with the SEC on November 3, 2021 and is incorporated herein by reference as Exhibit 3.1. The foregoing description of the CoD does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the CoD.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes to Management and the Board of the Company

On November 3, 2021, in connection with the Stock Acquisition, the Company agreed to, effective November 8, 2021, (i) remove Julio Ramirez’s role as Chief Executive Officer of the Company and provide Mr. Ramirez with the role of Chief Executive Officer and President of the BurgerFi brand and (ii) appoint Ian Baines as the Chief Executive Officer of the Company in place of Julio Ramirez, in each case until their successors are chosen and qualified, or until their earlier resignation or removal and (iii) appoint Andrew Taub as a Class C director of the Company, to serve until his successor is duly elected and qualified. In addition, on November 5, 2021, the Company agreed to, effective November 8, 2021, remove James Esposito’s role as Chief Operating Officer of the Company and provide Mr. Esposito with the role of Chief Operating Officer of the BurgerFi brand.

Ian Baines

Mr. Baines served as the President and Chief Executive Officer of ACFP Management, Inc. from January 2020 until November 2021. Mr. Baines has over four decades of experience in the restaurant and hospitality business, beginning as a classically trained chef in his native England, followed by 25 years in Canada with ever increasing roles and responsibilities culminating into Chief Operating Officer of SIR Corp restaurants. In 2004, Mr. Baines was actively recruited to join Brinker International where he served in various executive roles. He joined Darden Restaurants Inc. and led the Smokey Bones brand as President before the sale to Sun Capital, where he continued for several years as President and Chief Executive Officer. He was recruited back to Brinker International in 2011 as Senior Vice President of Strategic Innovation. From 2013 to 2014, Mr. Baines served as President and Chief Executive Officer for Uno Restaurant Holdings Corporation. From 2014 to 2018, he served as President and Chief Executive Officer of Cheddar’s Scratch Kitchen; after the sale of Cheddar’s to Darden Restaurants Inc. in 2017 he continued as Brand President. In 2019, he was Chief Executive Officer of Del Frisco’s during the transition from a public company to three independent brands and ultimately the sale of the steak division. We believe Mr. Baines is qualified to serve on our Board of Directors due to his extensive experience in the industry.

Except for the Purchase Agreement, there are no arrangements or understandings between Mr. Baines and any other person pursuant to which he was appointed. There are also no family relationships between Mr. Baines and any director or executive officer of the Company, and Mr. Baines does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On November 4, 2021, the Company and ACFP Management, Inc. entered into an amended and restated employment agreement with Mr. Baines (the “Baines Employment Agreement”), to serve as the Company’s Chief Executive Officer effective as of November 8, 2021. Under the terms of the Baines Employment Agreement, Mr. Baines shall earn a base salary of not less than $523,628, subject to review by the Compensation Committee of the Board (the “Compensation Committee”) in consultation with the Executive Chairman of the Board.

In addition, Mr. Baines is eligible to receive an annual cash performance bonus of up to 60% of Mr. Baines’ base salary, based upon the achievement of individual and Company performance objectives as mutually agreed by the Board and Mr. Baines.

Mr. Baines will have the right to receive or participate in all employee benefit programs and perquisites generally established by the Company or one of its affiliates for similarly situated employees. In relation to Mr. Baines’ previous role as Chief Executive Officer of ACFP, Mr. Baines received Target Options pursuant to a Non-Qualified Stock Option Agreement dated September 30, 2020 under the Target Plan. In relation to the consummation of the Stock Acquisition, the Company and Mr. Baines entered into an Option Agreement Amendment (the “Baines Option Agreement Amendment”), pursuant to which the Target Options held by Mr. Baines were converted into 211,662 shares of Common Stock (the “Baines Issued Shares”). Except with respect to certain permitted transfers by operation of law, permitted transferees or to pay federal and state income tax obligations, Mr. Baines may not, without the express written consent of the Board, (i) transfer any Baines Issued Shares until June 20, 2022 or (ii) during the period beginning on June 20, 2002 and ending on December 31, 2022, transfer more than 50% of any Baines Issued Shares then held by Mr. Baines. Except as otherwise determined by the Compensation Committee or the Board, all restrictions on the transfer of Baines Issued Shares shall cease as of December 31, 2022.

Upon a termination of Mr. Baines’ employment without Cause (as defined in the Baines Employment Agreement) or the resignation by Mr. Baines for Good Reason (as defined in the Baines Employment Agreement), Mr. Baines shall be entitled to receive all accrued, determined and unpaid compensation, a pro-rata bonus payment for the fiscal year of termination based on actual performance results for the full annual performance period and severance payment of Mr. Baines’ base salary for a period of twelve (12) months after the date of termination.

During the term of the Baines’ Employment Agreement and for the twelve (12) months after the date of his employment, Mr. Baines will be bound by confidentiality and non-competition obligations with respect to the Company’s existing brands of “BurgerFi” and “Anthony’s Coal Fired Pizza” and any future brands that may be acquired by the Company from time to time.

The Baines Employment Agreement and the Baines Option Amendment Agreement are filed with this Form 8-K as Exhibit 10.8 and Exhibit 10.9, respectively, and are incorporated herein by reference. The foregoing description of the Baines Employment Agreement and the Baines Option Amendment Agreement do not purport to be complete and are subject to, and are qualified in its entirety by, the full text of the Baines Employment Agreement and the Baines Option Amendment Agreement, respectively, filed with this Form 8-K as Exhibit 10.8 and Exhibit 10.9, respectively.

Andrew Taub

Mr. Taub has been a Managing Partner of L Catterton, where he focuses on the Flagship Buyout Fund, since 1996. L Catterton is the world’s largest consumer-focused private equity firm, with approximately $30 billion of equity capital across six fund strategies in 17 offices globally. Andrew’s investment and operating expertise spans the consumer and healthcare services landscape through investments in the pet, optical, restaurant, food and marketing services industries. In addition to serving on the Company’s Board, Andrew currently serves as a director of several L Catterton portfolio companies, including JustFoodForDogs, PatientPoint Health Technologies, and FYidoctors. Andrew holds a Bachelor of Arts degree in Finance and Accounting from the University of Michigan at Ann Arbor and a Master of Business Administration degree from Columbia Business School.

Mr. Taub was selected as a director pursuant to Seller’s right under the Purchase Agreement whereby, for so long as Seller, its Affiliates or any Seller Related Persons, directly or indirectly, hold collectively 42.5% or more of the shares of Common Stock issued to Seller at the Closing, Seller shall have the option and the right (but not the obligation), to designate one director. There are no family relationships between Mr. Taub and any director or executive officer of the Company, and Mr. Taub does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Assumption of Target Plan

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The Company assumed the Target Plan for the purposes of accommodating the holders of the Target Options. The Option Consideration Shares were issued from shares available under the Target Plan and the Company does not intend to issue any additional shares under the Target Plan.

The Target Plan was filed as Exhibit 4.4 to the Company’s registration statement on Form S-8 filed with the SEC on November 3, 2021 and is incorporated herein by reference as Exhibit 10.10. The description of the Target Plan contained in this Form 8-K does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Target Plan.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth above in Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is a copy of the press release issued November 4, 2021 announcing consummation of the Stock Acquisition.

Exhibit 99.1 is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired.

In accordance with Item 9.01(a), the Target’s audited financial statements for the years ended January 4, 2021 and December 30, 2019 and the Target’s unaudited interim financial statements for the periods ended July 5, 2021 and June 29, 2020 are attached to this Form 8-K as Exhibit 99.2.

(b)    Pro Forma Financial Information.

In accordance with Item 9.01(b), Unaudited pro forma condensed combined financial information, an Unaudited pro forma condensed combined balance sheet as of June 30, 2021, Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020, and Unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 are attached to this Form 8-K as Exhibit 99.3.

(d)    Exhibits.

Exhibit No.	Description

2.1	Amended and Restated Stock Purchase Agreement dated November 3, 2021 by and among Hot Air, Inc., Cardboard Box, LLC and the Company.

3.1	Certificate of Designation of Series A Preferred Stock of the Company, dated November 3, 2021 (Incorporated by reference to Exhibit 4.2 to the Company’s registration statement on Form S-8 filed by the Company on November 3, 2021).

10.1	Form of Amendment to the Non-Qualified Stock Option Agreement pursuant to the Hot Air, Inc. Amended and Restated 2016 Stock Option Plan (Incorporated by reference to Exhibit 4.6 to the Company’s registration statement on Form S-8 filed by the Company on November 3, 2021).

10.2	Form of Non-Qualified Stock Option Agreement pursuant to the Hot Air, Inc. Amended and Restated 2016 Stock Option Plan (Incorporated by reference to Exhibit 4.5 to the Company’s registration statement on Form S-8 filed by the Company on November 3, 2021).

10.3	Share Escrow Agreement, dated November 3, 2021, by and among the Company, the Seller and the Escrow Agent.

10.4	Registration Rights and Lock-Up Agreement, dated November 3, 2021, by and between the Seller and the Company.

10.5	Restrictive Covenants Agreement, dated November 3, 2021, by and among Catterton Partners VII, L.P., Catterton Partners VII Offshore, L.P. and Catterton Partners VII Special Purposes, L.P., on the one hand, and the Company, on the other hand.

10.6	Voting Agreement, dated November 3, 2021, by and among the Company, the Seller, Ophir Sternberg and Lionheart Equities, LLC.

10.7	Tenth Amendment to Credit Agreement and Joinder, dated November 3, 2021, by and among the Company, the Company’s subsidiaries, Plastic Tripod, Inc., the subsidiary guarantors party thereto, Regions Bank, as administrative agent for the lenders, collateral agent for the lenders, a lender, swingline lender and issuance bank, Cadence Bank, as a lender, Webster Bank, National Association, as a lender, Synovus Bank, as a lender, CP7 Warming Back, LP as a lender and the other lenders party from time to time thereto.

10.8+	Amended and Restated Employment Agreement, dated November 4, 2021, by and between ACFP Management, Inc., the Company and Ian Baines.

10.9+	Amendment to the Non-Qualified Stock Option Agreement pursuant to the Hot Air, Inc. Amended and Restated 2016 Stock Option Plan, dated November 3, 2021, by and between the Company and Ian Baines.

10.10+	Hot Air, Inc. 2016 Amended and Restated 2016 Option Plan (Incorporated by reference to Exhibit 4.4 to the Company’s registration statement on Form S-8 filed by the Company on November 3, 2021).

23.1	Consent of BDO USA, LLP

99.1	Press Release, dated November 4, 2021.

99.2	Audited and Unaudited Interim Financial Statements of the Target.

99.3	Pro Forma Financial Information.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Indicates a management contract or a compensatory plan or agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2021

BURGERFI INTERNATIONAL, INC.

By:	/s/ Michael Rabinovitch
Michael Rabinovitch
Chief Financial Officer